UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2023 (December 4, 2023)

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LSTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2023, Landstar System, Inc. (“Landstar” or the “Company”) announced that James (“Jim”) B. Gattoni will resign from his position as President and Chief Executive Officer and a member of the Company’s board of directors, effective February 2, 2024, to retire after a 28 year career with Landstar. The Company entered into a letter agreement with Mr. Gattoni, dated December 4, 2023, pursuant to which, from his resignation until his anticipated retirement date of July 1, 2024, Mr. Gattoni will serve as a special advisor to the new Chief Executive Officer and aid in a smooth transition. In this new role, Mr. Gattoni’s annual base salary will remain the same, but he will not be eligible for a 2024 bonus under the Company’s Incentive Compensation Plan. The foregoing description is not intended to be complete and is qualified in its entirety by the letter agreement between the Company and Mr. Gattoni, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In connection with Mr. Gattoni’s retirement, Landstar announced that Frank A. Lonegro would join the Company as President and Chief Executive Officer and a member of the Company’s board of directors, effective February 2, 2024.

Mr. Lonegro, age 55, is joining Landstar from Beacon Roofing Supply, Inc. (“Beacon”), where he currently serves as Executive Vice President and Chief Financial Officer. Beacon Roofing Supply is a Fortune 500 North American building products distribution company. Prior to working at Beacon, Mr. Lonegro worked for almost 20 years at CSX Corporation, a Fortune 250 rail transportation company. During his tenure at CSX, Mr. Lonegro served in a number of capacities, including Executive Vice President and Chief Financial Officer from 2015 to 2019, as well as technology and operational roles earlier in his tenure, including President of CSX Technology, Vice President of Service Design, and Vice President of Mechanical. Mr. Lonegro has broad financial, operational and technology leadership experience at large, publicly-traded organizations.

The Company entered into a letter agreement (the “Letter Agreement”) with Mr. Lonegro, dated December 4, 2023, pursuant to which Mr. Lonegro will receive an annual base salary of $800,000 and will be eligible for an annual bonus under the Company’s Incentive Compensation Plan with a “threshold” target bonus percentage of 100% of his annual base salary. Mr. Lonegro will also receive a sign-on bonus of $2,000,000 worth of restricted stock granted under the Company’s 2011 Equity Incentive Plan (the “Equity Plan”) that vests in two equal annual installments on each of the first two anniversaries of Mr. Lonegro’s start date, $800,000 in cash to compensate Mr. Lonegro for forgoing a 2023 bonus with his former employer, which amount is required to be repaid if Mr. Lonegro is terminated for “cause” or resigns without “good reason” prior to the first anniversary of his start date, and a grant of $10,000,000 worth of performance-related restricted stock units (“PSUs”), which will vest based on achievement in any measurement year of total shareholder return (“TSR”) of a compound annual growth rate (“CAGR”) of 9% relative to the base year, to be measured annually starting after the sixth anniversary of his start date and concluding after the tenth anniversary of his start date. In the event of a change in control of the Company occurring at any time, the PSUs will vest based on achievement of a stock price that equals 125% of the stock price that achieves the TSR CAGR of 9%.

Under the Letter Agreement, Mr. Lonegro will also be eligible for annual equity grants under the Equity Plan, with initial grants in February 2024 of (i) $2,000,000 worth of PSUs, which will vest on each of the third, fourth and fifth anniversary of the grant date based on the average of the change in operating income and pre-tax earnings per share for the year ended as compared to the base year, less amounts previously vested, (ii) $1,000,000 worth of restricted stock, which will vest in three equal annual installments on each of the first three anniversaries of the grant date and (iii) $1,000,000 worth of PSUs, which will vest (A) based on achievement in any measurement year of TSR with a CAGR of 9% relative to the base year, to be measured annually starting after the sixth anniversary of his start date and concluding after the tenth anniversary of his start date or (B) in the event of a change in control occurring at any time, based on achievement of a stock price that equals 125% of the stock price that achieves the TSR CAGR of 9%.

The Company will also enter into a Key Executive Employment Protection Agreement (“KEEPA”) with Mr. Lonegro, which provides certain severance benefits in the event of a change in control of the Company. Under the KEEPA, (i) if on or before the second anniversary of a “change in control” (x) the Company terminates Mr. Lonegro’s employment for any reason other than for “cause” or “disability” or (y) Mr. Lonegro voluntarily terminates his employment for “good reason” or (ii) if Mr. Lonegro’s employment is terminated by the Company for any reason other than death, “disability” or “cause” or by Mr. Lonegro for “good reason” after the execution of a definitive agreement with respect to a change in control transaction but prior to the consummation thereof, and the transaction contemplated by such definitive agreement is subsequently consummated, Mr. Lonegro will be entitled to severance benefits consisting of a lump sum cash amount equal to two times the sum of (A) his annual base salary and (B) his “threshold” target annual bonus amount for the year in which the change in control occurs.

The Letter Agreement does not have a fixed term and provides for compensation and benefits payable in the Company’s discretion. Either Landstar or Mr. Lonegro may terminate his employment at any time. If the Company terminates Mr. Lonegro’s employment without “cause” or Mr. Lonegro resigns with “good reason” other than in a situation where severance is payable under the KEEPA, the Company will pay Mr. Lonegro severance within 30 days of the one-year anniversary of his termination date in the amount of Mr. Lonegro’s annual base salary and “threshold” target annual bonus and will continue to cover his medical benefits for 12 months following his termination, subject, in each case, to Mr. Lonegro’s signing a release of claims in favor of the Company and its affiliates and continued compliance with applicable restrictive covenants.

This summary of the Letter Agreement is not intended to be complete and is qualified in its entirety by the Letter Agreement, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

On December 4, 2023, we issued a press release announcing the appointment of Mr. Lonegro as President and Chief Executive Officer of the Company and as a member of the Company’s board of directors, which is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	Letter Agreement, dated December 4, 2023, between Landstar System, Inc. and James B. Gattoni

99.2	Letter Agreement, dated December 4, 2023, between Landstar System, Inc. and Frank A. Lonegro

99.3	Press Release, dated December 4, 2023, of Landstar System, Inc.

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: December 5, 2023	By:	/s/ James B. Gattoni
Name: James B. Gattoni
Title: President and Chief Executive Officer